PROMISSORY  NOTE

 $                      PALM  BEACH  COUNTY, FLORIDA
                                   Date:



     FOR VALUE RECEIVED, Fairfax Group, Inc., A Florida Corporation, represented by the undersigned, do hereby promise to pay to the order of FRED KELLER, TRUSTEE, the principal sum of SIX THOUSAND DOLLARS AND NO/100 ($6,000.00), together with interest thereon at Prime + 2% adjusted quarterly quarterly, (April 1, July 1, October 1, & January 1) payable at 6758 N. Military Trail, Suite 301, West Palm Beach, Florida, 33407, hereof; the entire amount of principal and accrued interest thereon, shall be due and payable in full ON DEMAND.

     The Fairfax Group, Inc. shall have the right to prepay in any amount, at any time, without premium, penalty or notice.

     In the event that the note holder must initiate procedures against Fairfax Group, Inc. for collection, the note holder shall be entitled to all costs and expenses of collection incurred on both the trial and appellate levels, including a reasonable attorney?s fee, and in all other post judgment proceedings of any kind or nature in any state in the United States, including without limitation, all professional fees, costs, and expenses paid, or incurred, after judgment, and/or which reduce or limit the amount awarded by judgment or court order, such as, any contingency or flat fee paid to any attorney or collection agent, which amount shall be equal to the amount (s) awarded less the amount actually received by the note holder in any state in the United States. Maker hereby waives any and all rights to trial by jury.

     Fairfax Group, Inc. agrees to pay all costs of collection, when incurred, including reasonable attorney?s fees.

     WITNESS the following signatures and seals:

     DATE:                  Name: Ernest L. Porter
                            Title: CEO, Fairfax Group, Inc

 Tax ID Number:65-0832025
 Fairfax Group, Inc.
                                    State:  Florida
 Phone: 561-840-9100